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                                                                    EXHIBIT 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      Each of the undersigned hereby certifies, to the best of his knowledge in his capacity as an officer of NRG South Central Generating LLC, ("the Company"), for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that the Annual Report on Form 10-K for the year ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 14, 2003

/s/ RICHARD C. KELLY

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Richard C. Kelly, President and Management Committee Member

/s/ George Schaefer

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George Schaefer, Treasurer
(Principal Financial Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.